CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-231160) and Form S-8 (No. 333-197910, 333-188730, 333-177850, 333-174451, 333-170317, 333- 156105, 333-154312, 333-153586) of Discovery, Inc. of our report dated February 22, 2021 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. /s/ PricewaterhouseCoopers LLP McLean, Virginia February 22, 2021